Exhibit 10(p)

[As approved by the Audit Committee on February 8, 2003]

ALBANY INTERNATIONAL CORP.

Code of Ethics

for the Chief Executive Officer, Chief Financial Officer and Controller

I hereby certify that I will adhere to the following principles and responsibilities in the performance of my duties as an officer of Albany International Corp.:

•                                            Act with honesty and integrity, avoiding conflicts of interest involving personal and professional relationships;

•                                            Provide other officials and constituents of the Company information that is full, fair, accurate, complete, objective, timely and understandable;

•                                            Comply with rules and regulations of all governmental authorities as well as other private or public regulatory agencies to which the Company is subject;

•                                            Act in good faith, responsibly and objectively, with due care, competence and diligence, without any misrepresentation of material facts and without  allowing my independent judgment to be subordinated;

•                                            Respect the confidentiality of information acquired in the course of my work, except when authorized or legally obligated to disclose such information, and refrain from the use of such confidential information for personal advantage;

•                                            Share my knowledge with others and maintain skills important and relevant to the needs of my constituents;

•                                            Promote ethical behavior among other employees of the Company;

•                                            Achieve responsible use of, and control over, all assets and resources employed or entrusted to me; and

•                                            Promptly report to the Chairman of the Audit Committee any violations of this Code of which I have knowledge.